Exhibit l.1

K&L Gates LLP

1601 L Street, N.W.

Washington, DC 20006

January 12, 2010

Nuveen Insured Tax-Free Advantage Municipal Fund

333 West Wacker Drive

Chicago, Illinois 60606

As counsel for Nuveen Insured Tax-Free Advantage Municipal Fund (the “Registrant”), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-163054 and 811-21213) on December 15, 2009.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ K&L Gates LLP
K&L Gates LLP